EXHIBIT 10.4

LCNB CORPORATION

NON-QUALIFIED EXECUTIVE RETIREMENT PLAN

(EFFECTIVE FEBRUARY 1, 2009)

Q:/5129/plandoc/Plan 409A 090520 final

Table Of Contents

Page

Table of Contents

i

Introduction

1

Article 1

Name

2

Article 2

Purpose

2

Article 3

Definitions

2

Article 4

Eligibility for Participation

7

Article 5

Administration of the Plan

8

Article 6

Retirement Benefits

10

Article 7

Change in Control; Key Employees

13

Article 8

Death Benefits and Beneficiary Designations

14

Article 9

Funding Obligation of the Employer

15

Article 10

Amendment and Termination

16

Article 11

General Provisions

17

Appendix A

20

i

LCNB CORPORATION

NON-QUALIFIED EXECUTIVE RETIREMENT PLAN

INTRODUCTION

LCNB Corporation (“Employer”) previously established and maintained the Lebanon Citizens National Bank Employees Pension Plan, a Section 401(a) tax-qualified plan for eligible employees.  Effective January 1, 2009, the tax-qualified plan was amended and restated as part of the Pentegra Defined Benefit Plan for Financial Institutions.  In connection with such restatement, seven (7) executive officers of the Employer were excluded from further participation in the restated tax-qualified plan, effective February 1, 2009.

The LCNB Corporation Non-Qualified Executive Retirement Plan (“Plan”) provides for future retirement benefits, effective February 1, 2009, for the seven (7) executive officers of the Employer thereafter excluded from the Employer’s tax-qualified retirement plan.  The Plan benefit is calculated based on all years of benefit service, offset by the amount of retirement benefit payable under the restated tax-qualified plan (“Qualified Plan”) as of January 31, 2009.  The Qualified Plan accrued benefits for the seven (7) executive officers are “frozen” as of January 31, 2009 and no further service or compensation is taken into account thereunder after that date.  The Plan is intended to comply with Section 409A of the Internal Revenue Code and final Treasury Regulations issued thereunder, addressing requirements for non-qualified deferred compensation plans.

Article 1
Name

The deferred compensation plan set forth herein shall be known as the LCNB CORPORATION NON-QUALIFIED EXECUTIVE RETIREMENT PLAN ("Plan").  The Plan is effective as of February 1, 2009, and is intended to comply with Section 409A of the Code, addressing the requirements for non-qualified deferred compensation plans.

Article 2
Purpose

The purpose of the Plan is to assist LCNB Corporation in retaining the vital and valuable services of certain key employees until their retirement and to induce such key employees to utilize their best efforts to maintain and enhance the business of the Employer through an enhanced retirement benefit.  The Plan is intended to constitute an unfunded non-qualified deferred compensation plan.

Article 3
Definitions

For purposes of the Plan, the following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context.  Wherever used, the masculine pronoun shall include the feminine pronoun, the feminine pronoun shall include the masculine pronoun, the singular shall include the plural and the plural shall include the singular.

3.1

"Accrued Benefit" shall mean the Normal Retirement Benefit under Section 6.2, multiplied by a fraction (not to exceed one (1)), the numerator of which is the number of a Participant’s Years of Credited Service at Separation From Service and the denominator of which is the number of Years of Credited Service a Participant would have if such Participant worked until Normal Retirement Date.  For this purpose, Years of Credited Service is based upon all Years with the Employer.

3.2

"Actuarial Equivalent" shall mean a benefit of equivalent actuarial value, determined by using factors under the Prior Plan, as then in effect.

3.3

"Beneficiary" shall mean the person or persons designated pursuant to Article 8 to receive any benefits under the Plan in the event of a Participant's death.

3.4

"Board of Directors" shall mean the Board of Directors of the Employer.

3.5

"Break in Service" shall mean a Participant’s failure to complete more than five hundred (500) hours during a Plan Year.

3.6

"Change in Control" means any one of the following events:  (i) a change in the ownership of a Participant's employer, (ii) a change in the effective control of a Participant's employer, or (iii) a change in the ownership of a substantial portion of the assets of a Participant's employer, where each such event is as hereafter defined in paragraphs (A), (B) and (C), following, where the occurrence of such event must be objectively determinable, without discretionary authority by the Employer.

(A)

A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group (as hereafter defined) acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation.  However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation).  An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for this purpose.  This definition applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction.

For purposes of paragraphs (A), (B) and (C), persons will not be considered to be "acting as a group" solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation.  If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(B)

A change in the effective control of a corporation occurs on the date that either:  (i) any one person, or more than one person acting as a group (as defined under paragraph (A), above), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty percent (30%) or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of directors prior to the date of the appointment or election, provided that the term corporation refers solely to the relevant corporation, for which no other corporation is a majority shareholder.  In the absence of an event described above, a change in the effective control of a corporation will not have occurred.

A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a Change in Control event.

If any one person, or more than one person acting as a group (as defined under paragraph (A), above) is considered to effectively control a corporation, the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation.

(C)

A change in the ownership of a substantial portion of a corporation's assets occurs on the date that any one person, or more than one person acting as a group (as defined under paragraph (A), above) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all the assets of the corporation immediately prior to such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

There is no Change in Control event under paragraph (C) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, as provided in this paragraph.  A transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred to:  (i) a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock;  (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the corporation;  (iii) a person, or more than one person acting as a group (as defined under paragraph (A), above), that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the corporation; or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii), above.  For purposes of this paragraph, and except as otherwise provided, a person's status is determined immediately after the transfer of the assets.  For example, a transfer to a corporation in which the transferor corporation has no ownership interest before the transaction, but which is a majority-owned subsidiary of the transferor corporation after the transaction is not treated as a change in the ownership of the assets of the transferor corporation.

3.7

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

3.8

"Committee" shall mean the person or persons appointed to administer the Plan.

3.9

"Compensation" shall mean total wages as paid to a Participant during a calendar year by the Employer, as reported on form W-2 and any Section 401(k) plan contributions which are not includable in the gross income of a Participant.  Compensation excludes any contributions which are not includable in the gross income of an employee by reason of the application of Code Sections 125, 132(f)(4), 402(h)(1)(B), 403(b) and 457(b).  In no event shall Compensation in excess of $245,000 (as adjusted by the Secretary of the Treasury in years after 2009 for increases in the cost of living under Section 415(d) of the Code) be taken into account for any Participant.  The Committee will, upon request, provide each Participant with the limit for any particular Plan Year.

A Participant’s "Average Monthly Compensation" is the highest monthly average of Compensation from the Employer for any five (5) consecutive years of employment that yield the highest such average.  The average is based upon Compensation from the Employer for Years of Service while a Participant in the Plan or Prior Plan.  If a Participant has less than five (5) years of employment, the Participant’s total period of employment and Compensation shall be used to calculate the average.

Compensation in the year a Participant has a Separation From Service shall be excluded from the calculation of Average Monthly Compensation.

3.10

"Disability Retirement Date" shall mean the first day of the month after the Committee determines that a Participant is Disabled and entitled to retirement pursuant to Section 6.5.

3.11

"Disabled" refers to a Participant who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or is (by reason of any medically determinable physical or mental impairment, which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months), receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Participant's Employer.  Alternatively, Disabled shall refer to a determination by the Social Security Administration that a Participant is totally disabled.

3.12

"Early Retirement Date" shall mean the first day of the month five (5) years prior to a Participant’s Normal Retirement Date, or the first day of any month thereafter prior to Normal Retirement Date.

3.13

"Effective Date" shall mean February 1, 2009.

3.14

"Employer" shall mean LCNB Corporation, Lebanon, Ohio, and any successor thereto.

3.15

"Hours of Service" shall mean the actual hours worked by a Participant as well as hours for which a Participant is paid but is not at work, such as paid vacation or paid sick leave.

3.16

"Key Employee" shall mean a Participant who is a "key employee" as defined in Code Section 416(i), without regard to paragraph (5) thereof; provided that the Employer's stock is publicly traded on an established securities market, or otherwise.

3.17

"Normal Retirement Date" shall mean the first day of the month coincident with or following the date on which a Participant attains the later of age sixty-five (65) or the fifth (5th) anniversary of the Participant’s initial participation in the Prior Plan or the Plan, if the Participant was not a participant in the Prior Plan.

3.18

"Participant" shall mean any person who has been designated by the Board of Directors to participate in the Plan, in accordance with the provisions herein set forth.

3.19

"Plan" shall mean the LCNB Corporation Non-Qualified Executive Retirement Plan, effective February 1, 2009, as herein set forth.

3.20

"Plan Year" shall mean the twelve (12) month period beginning each January 1st and ending on each December 31st.

3.21

"Postponed Retirement Date" shall mean the first day of the month coincident with or following a Separation From Service after attainment of Normal Retirement Date.

3.22

"Prior Plan" shall mean the Section 401(a) tax-qualified pension plan for employees of Lebanon Citizens National Bank, as in effect on January 31, 2009, including any predecessor version thereof.

3.23

"Separation From Service" shall mean a Participant’s death, retirement, or other termination of service within the meaning of Code Section 409A.  No separation from service shall be deemed to occur due to military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six (6) months or, if longer, so long as right to reemployment is provided by contract.  An Employee shall not be treated as having a separation from service if the Employee provides more than insignificant services for the Employer following the Employee’s actual or purported separation from service with the Employer.  Services shall be treated as not being insignificant if such services are performed at an annual rate that is at least equal to twenty percent (20%) of the services rendered by the Employee for the Employer, on average, during the immediately preceding three (3) full calendar years of employment (or if employed less than three (3) years, such shorter period of employment) and the annual base compensation for such services is at least equal to twenty percent (20%) of the average base compensation earned during the final three (3) full calendar years of employment (or if employed less than three (3) years, such shorter period of employment).  Where an Employee continues to provide services to the Employer other than as an Employee, a separation from service will not be deemed to have occurred if the Participant is providing services at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three (3) full calendar years of employment (or if employed less than three (3) years, such lesser period) and the annual base compensation for such services is fifty percent (50%) or more of the annual base compensation earned during the final three (3) full calendar years of employment (or if less, such lesser period).

3.24

"Year of Credited Service" shall mean, for purposes of benefit accruals, any Plan Year of service with the Employer in which a Participant is credited with one thousand (1,000) Hours of Service.

3.25

"Year of Service" shall mean, for purposes of vesting of Plan benefits, the crediting of one thousand (1,000) Hours of Service during any Plan Year of service with the Employer.  If a Participant is reemployed after incurring five (5) consecutive Break in Service years, all Years of Service after such Breaks in Service shall count for the purposes of vesting in Plan benefits that accrued before such breaks, but both pre-break and post-break service shall count for purposes of vesting in the Plan benefits that accrue after such breaks.

Article 4
Eligibility for Participation

4.1

The Participants in the Plan shall be those persons as may be designated from time to time by the Board of Directors, upon such terms and conditions as the Board of Directors shall agree upon.  Such Participants shall be chosen from a select group of management or highly compensated employees.  As of the Effective Date of the Plan, the Participants shall be those Employees named in Appendix A.

4.2

From time to time, the Employer may designate one or more additional employees as participants in the Plan, from the class of employees who are members of a select group of management employees or are highly compensated employees.  Newly eligible employees shall participate as of the date specified by the Board of Directors.

4.3

The Employer may, from time to time, remove any Participant from participation in the Plan; provided, however, that such removal will not reduce the amount of retirement benefit credited to the Participant under the Plan, as determined as of the date of such Participant’s removal.  A Participant so removed shall remain a Participant until all benefits are distributed in accordance with the provisions of the Plan.

4.4

The Committee shall provide each eligible employee with an enrollment form or forms in connection with participation in the Plan, which form(s) shall be completed and returned to the Committee within thirty (30) days of the later of: (1) the date of adoption of the

Plan, or (2) the initial date of an employee’s participation, as specified by the Board of Directors.  Such form or forms shall provide for:  (i) the timing and method of payout upon distribution events specified in the Plan, (ii) the designation of one or more Beneficiaries, and (iii) such other information as the Employer and/or Committee deem necessary to administer the Plan.

Article 5
Administration of the Plan

5.1

Administration by Committee

The Board of Directors shall appoint a Committee to administer the Plan, as specified in Section 5.8.  The Committee may consist of directors, officers, employees, or any other individuals, who, upon acceptance of such appointment, shall serve at the pleasure of the Board of Directors.  Any member of the Committee may resign by delivering his or her written resignation to the Board of Directors and to other members of the Committee.  Vacancies on the Committee arising from resignation, Separation From Service, death or removal shall be filled by the Board of Directors.

5.2

Organization and Operation of the Committee

(a)

The Committee shall have full power and authority to interpret and construe the Plan and determine all questions of the status and rights of the Participants hereunder, and its interpretation, construction or determination, as the case may be, shall be final and conclusive on both the Employer and the Participants and their respective successors, assigns, personal representatives and Beneficiaries.

(b)

The Committee shall act by a majority of its members, unless unanimous consent is required by the Plan or by unanimous approval of its members if there are two (2) or less members in office at the time.  In the event of a Committee deadlock, the Committee shall determine the method for resolving such deadlock.

(c)

The Committee may authorize any one or more of its members to execute documents on behalf of the Committee.

(d)

The Committee may, by unanimous consent, delegate specific authority and responsibility to one or more of its members.  The member or members so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such delegated authority and responsibilities.  Members not so designated shall be relieved from liability for any act or omission resulting from such delegation.

5.3

Authority and Responsibility

The Committee shall have the full authority and responsibility for administration of the Plan. Such authority and responsibility shall include, but shall not be limited to, the following:

(a)

appointment of qualified accountants, benefit consultants, administrators, legal counsel or investment managers, or other persons it deems necessary or advisable, who shall serve the Committee as advisors only and shall not exercise any discretionary authority, responsibility or control with respect to the management or administration of the Plan.  Any action of the Committee on the basis of advice, opinion, reports, etc. furnished by such qualified accountants, benefit consultants, administrators and legal counsel shall be the sole responsibility of the Committee;

(b)

making determinations of all benefits and resolving all questions arising from administration, interpretation and application of the Plan;

(c)

providing for the adoption of forms and regulations for the administration of the Plan;

(d)

remedying any and all inequities resulting from incorrect information received or communicated, or from administrative errors;

(e)

making settlements or compromises of any claims or debts arising from the operation of the Plan and commencing or participating in any legal actions or administrative proceedings which are necessary; and

(f)

providing for direction of the investment of any funds set aside or earmarked by the Employer to meet its obligations under this Plan.

Members of the Committee shall not be precluded from serving the Employer in any other capacity, provided any compensation paid for such services is reasonable.

5.4

Records and Reports

The Committee shall keep a record of its proceedings and acts and shall keep books of account, records and other data necessary for the proper administration of the Plan.

5.5

Required Information

The Employer, Participants or Beneficiaries entitled to benefits shall furnish forms and any information or evidence as requested by the Committee for the proper administration of the Plan.  Failure on the part of any Participant or Beneficiary to comply with such request within a reasonable period of time shall be sufficient grounds for delay in the payment of benefits until the information or evidence requested is received.

5.6

Payment of Expenses of the Plan

The expenses of the Committee in connection with the administration of the Plan shall be the responsibility of the Employer.

5.7

Indemnification

The Employer shall indemnify and hold the members of the Committee harmless against liability incurred in the administration of the Plan, except for the gross negligence or willful misconduct of any member of the Committee.

5.8

Appointment of Committee

The names of the members of the Committee, as of the Effective Date of the Plan, to serve at the pleasure of the Board of Directors, shall be set forth by resolution of the Board of Directors.

Article 6
Retirement Benefits

6.1

Offset of Qualified Plan Benefits

The retirement benefits payable under the Plan to a Participant upon Normal, Early, Postponed or Disability Retirement Date; upon a Change in Control; Separation From Service; or death, as the case may be, shall be offset by any benefit payable from the Prior Plan, as then in effect, to a Participant upon the occurrence of any such event.  The Prior Plan accrued benefits for Plan Participants are “frozen” as of January 31, 2009 and no further service or compensation is taken into account thereunder after that date.

6.2

Normal Retirement

A Participant who retires on his or her Normal Retirement Date, as indicated on the Section 4.4 enrollment form, shall be entitled to a monthly Normal Retirement Benefit under the Plan, payable at Normal Retirement Date, equal to fifty percent (50%) of Average Monthly Compensation.  Such Normal Retirement Benefit shall be reduced by one-thirtieth (1/30) for each Year of Credited Service less than thirty (30).

Notwithstanding the foregoing, if a Participant’s date of employment by the Employer was prior to 2002 and the Participant has been continuously employed by the Employer, the Normal Retirement Benefit will be reduced by one-fifteenth (1/15) for each Year of Credited Service less than fifteen (15).

In the calendar year a Participant terminates employment, the Participant must earn at least one thousand (1,000) Hours of Service to accrue a benefit hereunder for such year.

If a Participant terminates employment prior to Normal Retirement Date, benefits under the Plan will be limited to the vested portion, determined in accordance with Section 6.6, of a Participant’s Accrued Benefit.

6.3

Early Retirement

A Participant who retires prior to Normal Retirement Date shall be entitled to receive a monthly Early Retirement Benefit, commencing on or after Early Retirement Date.  The portion of the Accrued Benefit in which a Participant is vested on such Early Retirement Date will be determined in accordance with Section 6.6.  If a Participant retires on an Early Retirement Date, payment may commence on the first day of the month thereafter and shall be the Actuarial Equivalent Accrued Benefit, actuarially reduced (using factors under the Employer’s Section 401(a) tax-qualified defined benefit plan, as then in effect), for early commencement, or, payment may be deferred to Normal Retirement Date.  The commencement date hereunder shall be indicated on the Section 4.4 enrollment form.

6.4

Postponed Retirement

A Participant may remain in the employ of the Employer after Normal Retirement Date. Upon actual retirement, such Participant shall be entitled to receive a monthly Postponed Retirement Benefit, commencing on the first day of the month coincident with or following such retirement date, equal to the greatest of: (i) the Accrued Benefit based on Compensation and Years of Credited Service at actual retirement, or (ii) the Actuarial Equivalent of the Accrued Benefit as of Normal Retirement Date, or (iii) the Actuarial Equivalent of the Accrued Benefit as of the first day of each Plan Year after the Participant’s Normal Retirement Date and before actual retirement.

6.5

Disability Retirement

A Participant who is Disabled shall be entitled to receive the present value (using factors under the Employer’s Section 401(a) tax-qualified defined benefit plan, as then in effect) of the Participant’s Accrued Benefit in a single lump-sum upon the Committee’s determination that the Participant is Disabled, or, alternatively, payment of the Disability Retirement Benefit may be deferred to Normal Retirement Date.  The Disability Retirement Benefit commencement date hereunder shall be indicated on the Section 4.4 enrollment form.

6.6

Separation From Service

A Participant who has a Separation From Service prior to a retirement date shall be entitled to receive the vested portion of the Participant’s Accrued Benefit, actuarially reduced (using factors under the Employer’s Section 401(a) tax-qualified defined benefit plan, as then in effect), for early commencement, commencing on the first day of the month coincident with or following a Separation From Service or, alternatively, payment may be deferred to Normal Retirement Date.  The Separation From Service vested benefit commencement date hereunder shall be indicated on the Section 4.4 enrollment form.

The vested portion of a Participant’s Accrued Benefit is determined under the following schedule:

Years of Service

Percentage Vested

Less than 3

0%

3 but less than 4

20%

4 but less than 5

40%

5 but less than 6

60%

6 but less than 7

80%

7 or more

100%

6.7

Benefit Payment Forms

The normal form of benefit payment is a life annuity with a period certain of ten (10) years, payable monthly.  This form of benefit provides a payment for as long as a Participant lives, with payment ceasing upon death, unless the period certain has not expired, in which case the annuity will continue to be paid to a designated Beneficiary until the end of the period certain.

A Participant may choose to receive payment in any one (1) of the following Actuarial Equivalent forms:

(a)

a lump-sum distribution of the Participant’s Accrued Benefit, up to a present value limit of ten thousand dollars ($10,000) [taking into account the present value of the Prior Plan benefit, if any, and not available if such combined present value exceeds ten thousand dollars ($10,000)], except that this limitation shall not apply with respect to Section 8.2 death benefits;

(b)

installments paid over fifteen (15) years;

(c)

an annuity guaranteed for fifteen (15) years;

(d)

a life annuity;

(e)

a joint and survivor annuity [of fifty percent (50%) to one-hundred percent (100%)], where, if the Participant dies before the joint annuitant, the joint annuitant will receive after death, that percentage of the benefit that the Participant selected to be paid at the time of death;

(f)

an annuity that will continue (as specified by the Participant), for five (5) years, ten (10) years, or fifteen (15) years, or until the deaths of the Participant, the Participant’s spouse and the designated Beneficiary (whichever is later); or

(g)

an annuity for a period (as specified by the Participant) which is less than the Participant’s life expectancy.

Each Participant shall specify a benefit payment form and designate one or more Beneficiaries on the Section 4.4 enrollment form.

Article 7
Change in Control; Key Employees

7.1

Distribution upon Change in Control

Subject to the distribution provisions of Section 9.3, upon a Change in Control, Plan benefits shall commence in the same manner and at the date set forth under Section 6.6, Separation From Service, as indicated on the Section 4.4 enrollment form.

7.2

Delay in Distribution for Key Employees

In the case of a Plan distribution to a Key Employee on account of Separation From Service (other than due to death or being Disabled), any payments to which the Participant is entitled for the first six (6) months following his or her Separation From Service shall be held and shall be paid to the Participant commencing on the first day of the seventh (7th) month following the Participant's Separation From Service (or, if earlier, the date of the Participant's death).

Article 8
Death Benefits and Beneficiary Designations

8.1

Value of Death Benefits

If a Participant dies prior to retirement, becoming Disabled, a Change in Control or a Separation From Service, the Participant’s spouse or Beneficiary will be entitled to a death benefit under Section 8.2, equal to the present value (using factors under the Employer’s Section 401(a) tax-qualified defined benefit plan, as then in effect) of the Participant’s Accrued Benefit.

8.2

Form of Death Benefits Prior to Separation From Service

If a Participant is married at the date of death, the Participant’s spouse will be the Beneficiary of Plan death benefits, unless an election naming someone else has been made on the enrollment form provided by the Committee pursuant to Section 4.4.  The surviving spouse or designated Beneficiary, whichever is applicable, will be paid a death benefit in the form of a single lump sum payment.

A Participant’s surviving spouse, or the designated Beneficiary, whichever is applicable, may select another form of payment from the optional forms set forth in Section 6.7.  If the Participant’s spouse, if eligible for a death benefit, cannot be located, or, if the Participant is single at the time of death and no designated Beneficiary survives the Participant, then the death benefit will be paid to the Participant’s estate.

8.3

Beneficiary Payments After Separation From Service

Upon the death of a Participant subsequent to the commencement of retirement benefit payments to the Participant, the only payment to which a Participant’s Beneficiary shall be entitled hereunder shall be those benefit payments (if any) payable in accordance with Section 6.7.

8.4

Beneficiary Designations

Upon notification of participation in the Plan, each Participant shall designate a Beneficiary and/or Beneficiaries pursuant to Section 4.4, to receive the benefits payable in the event of death pursuant to Section 8.2.  Such designations may be changed from time to time by the Participant.  All such designations and changes shall be made on the appropriate form and shall be filed with the Committee.  In the event a Participant fails to exercise his or her right to designate a Beneficiary, or if no designated Beneficiary shall survive the Participant, then any death benefits under the Plan shall be paid to the Participant’s estate.

Article 9
Funding Obligation of the Employer

9.1

Employer Contributions

Although it is the intention of the Employer to maintain adequate reserves for the satisfaction of its obligations under the Plan, nothing contained herein shall create an obligation on the part of the Employer to set aside or earmark any monies or other assets specifically for this purpose.  It is intended that Plan benefits be an unfunded obligation of the Employer.

Should the Employer elect to set aside or earmark any monies or other assets specifically for the purpose of satisfying its obligation under the Plan, all such assets shall remain the assets of the Employer and shall remain subject to the claims of the general creditors of the Employer.  Should the Employer elect to purchase life insurance or annuity contracts as a means of satisfying its obligations under the Plan, in whole or in part, it reserves the absolute right, in its sole discretion, to terminate any such contracts, as well as any other funding program, at any time, in whole or in part.  At no time while a Participant remains in the employ of the Employer shall a Participant, any designated Beneficiary, or the Participant’s estate have any right, title or interest in or to any specific fund or assets of the Employer, including but not limited to any life insurance or annuity contracts which the Employer may, at any time, have purchased.  As to any claim for benefits under the Plan, a Participant, any designated Beneficiary and/or a Participant’s estate, shall be a creditor of the Employer in the same manner as any other creditor having a general claim for unpaid compensation.

The Employer may, in its sole discretion, make contributions in cash or in kind to a grantor trust fund established in connection with the Plan, to satisfy its obligations under the Plan.

9.2

Deposits

Upon a Change in Control, if a grantor trust fund has been previously established under Section 9.1, the Employer shall deposit to the grantor trust fund any unfunded benefit obligation.

9.3

Committee Operation and Termination

Upon a Change in Control, the Committee shall be responsible for the operation of the Plan in accordance with Article 5, and may terminate the Plan to the extent provided in Section 10.2.  If so terminated, the Committee shall calculate for the Employer the benefit of each Participant and/or Beneficiary.  The results of the calculation shall be listed in statement form.

If a grantor trust fund has previously been established under this Article, the statement in the preceding paragraph shall be delivered to the trustee and will show whether the

Employer’s deposits to the grantor trust fund, including deposits under Section 9.1, are equal to one hundred percent (100%) of the actuarial present value of all benefits due all Participants.  If less than one hundred percent (100%), the Employer shall deposit with the grantor trust fund any deficiency.

Article 10
Amendment and Termination

10.1

Amendment

Subject to Section 10.3, the Employer may in its sole discretion amend or modify the Plan in whole or in part, either retroactively or prospectively, at any time.

10.2

Termination

Subject to Section 10.3, the Employer shall have the authority to terminate the Plan at any time, subject to the following requirements of Code Section 409A.  Upon termination of the Plan, the Committee shall treat all Participants as if they had a Separation From Service date on the date of Plan termination, and thereupon pay to each Participant, deferred compensation in accordance with Section 6.5; provided, however, that such Plan termination shall occur only under the following circumstances and conditions:

(a)

The Board of Directors may terminate the Plan within twelve (12) months of a corporate dissolution taxed under Code section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of: (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(b)

The Board of Directors may terminate the Plan within the thirty (30) days preceding a Change in Control (but not following a Change in Control), provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Employer are terminated so that the Participants and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the date of the termination of the Plan and all other  substantially similar arrangements.

(c)

The Board of Directors may terminate the Plan provided that: (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Employer; (ii) all arrangements sponsored by the Employer that would be aggregated with this Plan under final Treasury regulations section 1.409A-3(j) (if the Participants covered by this Plan were also covered by any of those other arrangements) are also terminated; (iii) no payments other than payments that would be payable under the terms of the Plan if the termination had not occurred are made within twelve (12) months of the termination of the Plan; (iv) all payments are made within twenty-four (24) months of the termination of the Plan; and (v) the Employer does not adopt a new plan or arrangement that would be aggregated with any terminated arrangement under final Treasury regulations section 1.409A-3(j) if the Participant participated in both arrangements, at any time within three (3) years following the date of termination of the Plan.

10.3

No Reduction in Benefits

In the event of any amendment, modification or termination of the Plan, there shall be no reduction in the amount of benefits then being paid to any Participant.

In the event of any amendment, modification or termination of the Plan, each Participant still employed shall be entitled to those benefits to which he or she would have been entitled under Article 6 had he or she then terminated employment and without any reduction under the vesting schedule included under Section 6.6.

Article 11
General Provisions

11.1

Limitation of Rights

Neither the establishment of the Plan nor any modification thereof, nor the creation of any fund, trust or account, nor the purchase of any policy, nor the payment of any benefits shall be construed as giving any Participant, Beneficiary, or any other person whatsoever, any legal or equitable right against the Employer or the Committee unless such right shall be specifically provided for in the Plan or conferred by affirmative action of the Committee or the Employer in accordance with the terms and provisions of the Plan; or as giving any Participant or any other employee of the Employer the right to be retained in the service of the Employer, and all Participants and other employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

11.2

Governing Law

The Plan shall be construed according to the laws of the State of Ohio, and all provisions hereof shall be administered according to, and its validity shall be determined under the laws of such State except where preempted by Federal law.  The Plan is intended to be construed consistent with the requirements of Code Section 409A and the Treasury regulations and other guidance issued thereunder.  If any provision of the Plan shall be determined to be inconsistent therewith for any reason, then the Plan shall be construed, to the maximum extent possible, to give effect to such provision in a manner that is consistent with Code Section 409A, and, if such construction is not possible, as if such provision had never been included.  In the event that any of the provisions of the Plan, or any portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (i) insofar as is reasonable, effect will be given to the intent manifested in the provisions held to be invalid or inoperative, and (ii) the invalidity and enforceability of the remaining provisions will not be affected thereby.

11.3

Title to Assets

No Participant, Beneficiary or any other person shall have any legal or equitable right or interest in the funds set aside by the Employer, or otherwise received or held under the Plan, except as expressly provided in the Plan, and no Participant, Beneficiary or any other person shall be deemed to possess a right to any assets except as herein provided.

11.4

Severability

Should any provision of the Plan or any regulations adopted thereunder be denied or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations, unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

11.5

Tax Withholding and Payment of Code Section 409A Taxes

The Employer may withhold from any benefits payable under the Plan all federal, state, city, or other taxes as shall be required pursuant to any law or government regulation that is in effect. This Plan shall also permit the acceleration of the time or schedule of a payment to pay taxes as permitted under Treasury Regulation Section 1.409A-3(j) or to pay any taxes that may become due at any time that the arrangement fails to meet the requirements of Code Section 409A and the regulations and other guidance promulgated thereunder.  In the latter case, such payments shall not exceed the amount required to be included in income as the result of the failure to comply with the requirements of Code Section 409A.

11.6

Acceleration of Payments

Except as specifically permitted herein or in other sections of the Plan, no acceleration of the time or schedule of any payment may be made hereunder.  Notwithstanding the foregoing, payments may be accelerated hereunder by the Employer, in accordance with the provisions of Treasury Regulation Section 1.409A-3(j)(4) and any subsequent guidance issued by the United States Treasury Department.  Accordingly, payments may be accelerated in accordance with requirements and conditions of the Treasury Regulations (or subsequent guidance) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with ethics agreements with the Federal government; (iii) in compliance with ethics laws or conflicts of interest laws; (iv) in the case of certain distributions to avoid a non-allocation year under Code Section 409(p); (v) to apply certain offsets in satisfaction of a debt of the Participant to the Employer; or (vii) for any other purpose set forth in the applicable Treasury Regulations and subsequent guidance.

11.7

Titles and Headings

The titles and headings of the Articles in this Plan are for convenience of reference only and, in the event of any conflict, the text rather than such titles or headings shall control.

11.8

Non-Alienation of Benefits

No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such action shall be void for all purposes of the Plan.  No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements, or torts of any person, nor shall it be subject to attachment or other legal process for or against any person, except to such extent as may be required by law.

APPENDIX A

PLAN PARTICIPANTS AS OF FEBRUARY 1, 2009

Stephen P. Wilson	Chairman and Chief Executive Officer
Steve P. Foster	President
D.J Benjamin Jackson	Senior Executive Vice President of Lending
Bernard Wright	Senior Executive Vice President of Trust
David Beckett	President of Dakin Insurance Agency
Phil R. Hines	Vice President and Treasurer of Dakin Insurance Agency
Vincent Fullan	Vice President and Secretary of Dakin Insurance Agency